SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: January 7, 2004
                (Date of earliest event reported) January 7, 2004


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


          OKLAHOMA                 000-29225                  73-1513309
(State or other jurisdiction      (Commission                IRS Employer
      of incorporation)           File Number)             Identification No.)


                               14201 Wireless Way
                          Oklahoma City, Oklahoma         73134
               (Address of principal executive offices) (Zip Code)


                                 (405) 529-8500
              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

The following exhibit is filed as a part of this report.

Exhibit No.                Description
-----------                -----------

99                Narrative description of power point presentation

Item 9.  Regulation FD Disclosure

         Dobson Communications Corporation ("Dobson") made a presentation to the CJS Securities 4th Annual "New Ideas for the New Year" Investor Conference in New York City on Wednesday, January 7, 2004. Dobson's presentation included an overview of Dobson's growth strategy and operating results through the quarter ended September 30, 2003. The material discussed included the size, characteristics and locations of Dobson's markets; Dobson's goal to increase free cash flow and EBITDA, and to reduce its capital expenditures after completion of its GSM/GPRS overlay in 2004; Dobson's recent operating trends reflecting increased service revenue, reduced roaming revenue and increased EBITDA and EBITDA margins. Dobson also discussed its trailing 12-months revenue and its service revenue, EBITDA and roaming revenue from January 1, 2003 through September 30, 2003. Dobson presented a power point presentation reflecting the above and its objective for further increases in profitability; its monthly profit per subscriber; the strengthening of its balance sheet based on events occurring through September 30, 2003 and its improved liquidity. Dobson also discussed the anticipated positive effect of the completion of its GSM/GPRS overlay; that it intended to increase profitability of local services and to stabilize and grow roaming revenue; that it expected to experience short-term pressure on EBITDA but increase free cash flow in 2004 based on lower capital expenditures and reductions in capital costs per customer.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2004                Dobson Communications Corporation
                                      (Registrant)

                                     By  RONALD L. RIPLEY
                                         Ronald L. Ripley, Vice President

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                                 EXHIBIT INDEX

Exhibit
No.           Description                   Method of Filing
---           -----------                   ----------------

99     Narrative description of power      Filed herewith electronically
       point presentation